As filed with the Securities and Exchange Commission on March 22, 2001
                                              Registration No. 333 -

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ___________
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------
                             Ravenswood Winery, Inc.
             (Exact Name of Registrant as Specified on Its Charter)

           California                                      94-3026706
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                               18701 Gehricke Road
                            Sonoma, California 95476
                                 (707) 938-1960
              (Address of Principal Executive Offices and Zip Code)
                                   ___________

                             Ravenswood Winery, Inc.
                           1999 Equity Incentive Plan
                            (Full title of the plan)

                               Justin M. Faggioli
                     Executive Vice President and Secretary
                             Ravenswood Winery, Inc.
                               18701 Gehricke Road
                            Sonoma, California 95476
                                 (707) 938-1960
                      (Name, Address, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                   ___________
                                    Copy to:
                               Maria Pizzoli, Esq.
                           Farella Braun + Martel llp
                              235 Montgomery Street
                          San Francisco, CA 94104-3159

                                          Calculation of Registration Fee

------------------------------------------ -------------------- --------------------- -------------------- ------------------
  Title of securities to be registered        Amount to be            Proposed         Proposed maximum        Amount of
                                              Registered(1)       maximum offering     aggregate offering     registration
                                                                  price per share(2)        price(2)             fee(3)
------------------------------------------ -------------------- --------------------- -------------------- ------------------
Shares of our common stock (no par
value) newly reserved for issuance under
our 1999 Equity Incentive Plan               250,000 shares            $15.875             $3,968,750          $992.19
------------------------------------------ -------------------- --------------------- -------------------- ------------------


--------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of our 1999 Equity Incentive Plan.

(2) Calculated pursuant to Rule 457(h) on the basis of the average of the high and low prices of our common stock reported on the Nasdaq Stock Market on March 14, 2001.

(3) This registration statement incorporates by reference the registration statement on Form S-8 (File No. 333-85735), pursuant to which we registered 500,000 shares under our 1999 Equity Incentive Plan, and paid a fee of $1,637. This fee relates only to the additional 250,000 shares being registered hereby, in accordance with Instruction E of Form S-8.

         This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register 250,000 additional shares of our common stock under our 1999 Equity Incentive Plan. This increase was approved by our shareholders at our Annual Meeting of Shareholders on November 7, 2000. Pursuant to Instruction E, the contents of our Registration Statement on Form S-8 (File No. 333-85735) are hereby incorporated by reference.

Item 8.             EXHIBITS

5.1      Opinion of Farella Braun & Martel LLP

23.1     Consent of Odenberg,  Ullakko,  Muranishi & Company,  LLP,  Independent
         Auditors.

23.2     Consent  of  Farella  Braun & Martel  LLP  (contained  in  Exhibit  5.1 hereof).

                                   SIGNATURES

         Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sonoma, State of California, on the 15th day of March, 2001.

                                           RAVENSWOOD WINERY, INC.


                                           By   /s/ W. Reed Foster
                                                --------------------------------
                                                W. Reed Foster
                                                Chairman of the Board and
                                                Chief Executive Officer

         Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons, in the capacities indicated on the 15th day of March, 2001.

                    Signature                          Title


      /s/ W. Reed Foster                   Chairman of the Board and
      -----------------------               Chief Executive Officer
      W. Reed Foster                     (Principal Executive Officer)



      /s/ Joel E. Peterson             President, Winemaker and Director
      -----------------------
      Joel E. Peterson



      /s/ Callie S. Konno             Chief Financial Officer and Director
      -----------------------       (Principal Financial and Accounting Officer)
      Callie S. Konno



      /s/ Justin M. Faggioli    Executive Vice President, Secretary and Director
      -----------------------
      Justin M. Faggioli



      /s/ James F. Wisner                           Director
      -----------------------
      James F. Wisner



      /s/ Robert E. McGill, III                     Director
      -------------------------
      Robert E. McGill, III



      /s/ John D. Nichols                           Director
      -----------------------
      John D. Nichols

By:   /s/ W. Reed Foster
      -----------------------
      W. Reed Foster,
      Chairman of the Board, Chief Executive
      Officer and Attorney-in-Fact

                                  Exhibit Index



Exhibit No.                              Description
-----------                              -----------

     5.1       Opinion of Farella Braun + Martel LLP

     23.1      Consent  of  Odenberg,   Ullakko,   Muranishi  &  Company,   LLP,
               Independent Accountants

     23.2 Consent of Farella Braun + Martel LLP (contained in Exhibit 5.1 hereof).



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